UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 12, 2018

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 345-2020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2018, the Board of Directors (the “Board”) of Party City Holdco Inc. (the “Company”) elected Douglas Haber to the Board, effective April 12, 2018. Mr. Haber will be a Class I director and will hold office until the 2019 annual meeting of shareholders and until his successor is elected and qualified. The Board does not expect to appoint Mr. Haber to any Board committee at this time.

Mr. Haber was appointed to the board as a representative of investment funds affiliated with Thomas H. Lee Partners, L.P. (“THL”), pursuant to the Second Amended and Restated Stockholders Agreement dated as of March 12, 2018, by and among the Company, THL PC Topco, L.P., Advent Party City Acquisition Limited Partnership and the other stockholders party thereto. Mr. Haber will not receive any compensation for his service as a member of the Board.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Haber had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In addition, Mr. Haber and the Company entered into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193466) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.2 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: April 13, 2018	By:	/s/ Daniel J. Sullivan
Daniel J. Sullivan
Chief Financial Officer

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